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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Medallion Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           MEDALLION FINANCIAL CORP.
                         437 Madison Avenue, 38th Floor
                            New York, New York 10022

                                                                  April 28, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Medallion Financial Corp. (the "Company") to be held on June 15, 2000, at 10:00 a.m., Eastern Standard Time, at the Cornell Club, 6 East 44th Street, New York, New York. This year we are asking you to elect two Directors of the Company to serve until the 2003 Annual Meeting of Stockholders, and to ratify the Board of Directors' selection of independent auditors for the year ending December 31, 2000. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TWO NOMINEES AND THE PROPOSAL.

  At the Annual Meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

  Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy in the enclosed postage prepaid envelope in order to make certain that your shares will be represented at the Annual Meeting.

  Thank you for your cooperation.

                                        Sincerely,

                                        /s/ Alvin Murstein

                                        Alvin Murstein
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer

                           MEDALLION FINANCIAL CORP.
                        437 Madison Avenue, 38th Floor
                           New York, New York 10022
                                (212) 328-2100

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 15, 2000

                               ----------------

  The Annual Meeting of Stockholders of Medallion Financial Corp. (the "Company") will be held at the Cornell Club, 6 East 44th Street, New York, New York on Thursday, June 15, 2000 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

  1. To elect two directors to serve until the 2003 Annual Meeting of Stockholders.

  2. To ratify and approve the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year ending December 31, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 21, 2000 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Marie Russo
                                          Marie Russo,
                                          Secretary

New York, New York
April 28, 2000

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTER INSTRUCTION CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE VOTER INSTRUCTION CARD IS MAILED IN THE UNITED STATES.

                           MEDALLION FINANCIAL CORP.
                        437 Madison Avenue, 38th Floor
                           New York, New York 10022
                                (212) 328-2100

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 15, 2000

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medallion Financial Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 15, 2000 (the "Annual Meeting") and at any adjournment of the Annual Meeting. All shares of Common Stock will be voted in accordance with the stockholders' instructions. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005.

                     VOTING SECURITIES AND VOTES REQUIRED

  On April 21, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 14,029,798 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Stockholders are entitled to one vote per share.

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

  The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors and the appointment of auditors.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, as of April 21, 2000, regarding the ownership of the Company's Common Stock by (i) the persons known by the Company to own more than five percent of the outstanding shares, (ii) all directors and nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 21, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

                                         Shares of Common  Percentage of Common
                                        Stock Beneficially  Stock Beneficially
Name and Address                              Owned               Owned
----------------                        ------------------ --------------------
Alvin Murstein (1).....................     1,340,000              9.55%
 Chairman, Chief Executive Officer and
 Director
 437 Madison Avenue, 38th Floor
 New York, NY 10022
Andrew M. Murstein (2).................     1,260,000              8.98%
 President
 437 Madison Avenue, 38th Floor
 New York, NY 10022
Daniel F. Baker (3)....................        44,544                 *
 Treasurer and Chief Financial Officer
 437 Madison Avenue, 38th Floor
 New York, NY 10022
Michael J. Kowalsky (3)................        45,456                 *
 Executive Vice President
 437 Madison Avenue, 38th Floor
 New York, NY 10022
Marie Russo (4)........................        23,564                 *
 Senior Vice President and Secretary
 437 Madison Avenue, 38th Floor
 New York, NY 10022
Frederick S. Hammer, Director (3)......         3,389                 *
 Inter-Atlantic Group
 712 Fifth Avenue
 New York, NY 10022
Mario M. Cuomo, Director (3)...........         7,370                 *
 Willkie Farr & Gallagher
 787 Seventh Avenue
 New York, NY 10019
Stanley Kreitman, Director (4).........         9,148                 *
 Manhattan Associates
 375 Park Avenue, Suite 1606
 New York, NY 10152

                                          Shares of Common  Percentage of Common
                                         Stock Beneficially  Stock Beneficially
Name and Address                               Owned               Owned
----------------                         ------------------ --------------------
David L. Rudnick, Director (4).........         16,180                 *
 The Century Associates Group
 365 West Passaic Street
 Rochelle Park, NJ 07662
Benjamin Ward, Director (3)............          7,272                 *
 Brooklyn Law School
 250 Joralemon Street
 Brooklyn, NY 11201
All executive officers and directors as
 a group
 (10 persons) (5)......................      2,756,923             19.65
Capital Guardian Trust Company.........      1,680,500             11.98
 1100 Santa Monica Boulevard
 Los Angeles, CA 90025 (6)

--------
 * Less than 1.0%.

(1) Includes 1,250,000 shares owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, and shares issuable upon the exercise of outstanding options exercisable on or before June 20, 2000.

(2) Includes 1,250,000 shares owned by the Andrew Murstein Family Trust, of which Andrew Murstein is a trustee and beneficiary, and shares issuable upon the exercise of outstanding options exercisable on or before June 20, 2000.

(3) Consists of shares issuable upon the exercise of outstanding options exercisable on or before June 20, 2000.

(4) Consists of shares owned by the reporting person and shares issuable upon the exercise of outstanding options exercisable on or before June 20, 2000.

(5) Includes (i) 1,250,000 shares owned by the Andrew Murstein Family Trust,
    (ii) 1,250,000 shares owned by the Alvin Murstein Family Trust, (iii) 90,000 shares owned by Alvin Murstein (the Alvin Murstein Family Trust and Andrew Murstein Family Trust hereinafter referred to collectively as the "Murstein Family Trusts").

(6) The Capital Guardian Trust Company beneficially owns shares held by several affiliated investment management companies that beneficially own 1,680,500 shares of Common Stock.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. The number of directors stands fixed at seven for the coming year. Class III Directors were elected at the Annual Meeting held on June 16, 1999 and stand for election in 2002. Class II Directors will stand for election in 2001.

  Elections for two Class I Directors will be held at the Annual Meeting. The Board of Directors has nominated Stanley Kreitman and David L. Rudnick for election as Class III Directors. Messrs. Kreitman and Rudnick each presently serves as a director and has consented to being named in this Proxy Statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND ANDREW MURSTEIN WILL VOTE TO ELECT MESSRS. STANLEY KREITMAN AND DAVID L. RUDNICK AS DIRECTORS OF THE COMPANY UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that one or both of Messrs. Kreitman and Rudnick will be unavailable.

  Approval of the nominees requires the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

                 NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL
                    THE 2003 ANNUAL MEETING OF STOCKHOLDERS

  Stanley Kreitman is 68 years old and has served as a director of the Company since February 1996. Mr. Kreitman serves as Vice Chairman of Manhattan Associates, an investment banking company. Mr. Kreitman served as a Director of Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1975 until his retirement in 1994. Mr. Kreitman is Chairman of the Board of Trustees of the New York Institute of Technology and serves as a member of the Boards of Directors of Porta Systems, Inc. and CCA Industries. Mr. Kreitman received an A.B. from New York University and an M.B.A. from New York University Graduate School of Business.

  David L. Rudnick is 59 years old and has served as a director of the Company since February 1996. Mr. Rudnick serves as President of The Century Associates Group, a national commercial real estate concern which he founded in 1969. He is also President of Rudco Properties, Inc., a real estate management firm. Mr. Rudnick is a Board Member of the IntraCoastal Hospitals. He was a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew Murstein's father-in-law.

                 CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

  Mario M. Cuomo is 67 years old and has served as a director of the Company since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been a partner in the law firm of Willkie Farr & Gallagher since February 1995. Willkie Farr & Gallagher serves as counsel to the Company on various legal matters. Mr. Cuomo received a B.A., summa cum laude, from St. John's University and a J.D., magna cum laude, from St. John's University School of Law.

  Frederick S. Hammer is 63 years old and has served as a director of the Company since his appointment by the Board of Directors on October 10, 1997. Mr. Hammer has served as Vice-Chairman and Director of Inter-Atlantic Securities Corp., a boutique investment bank, since 1995. From 1993 to 1994, Mr. Hammer was President and Chief Executive Officer of Mutual of America Capital Management Corporation. Mr. Hammer is a graduate of Colgate University (A.B., Mathematics, magna cum laude) and received his M.S. and Ph.D. from Carnegie-Mellon University (Economics). Mr. Hammer is Chairman of the Board of National Media Corporation, and is a member of the Boards of Directors of IKON Office Solutions, Inc., Provident American Corporation, Annuity & Life Re, Ltd. and several privately held companies. Mr. Hammer also serves as Trustee of the Madison Square Boys and Girls Club.

  Andrew M. Murstein is 35 years old and has served as President of the Company since its inception in 1995, Chief Operating Officer of the Company from February 1996 until August 1997 and President of Media from its inception. Mr. Murstein has served two tenures as a Director of the Company, MFC, Edwards and TCC, from May 1996 until April 1997 and since October 10, 1997. Mr. Murstein has served as a director of Media since its inception. Mr. Murstein served as Tri-Magna's Director of New Business Development from 1991 until the acquisition of Tri-Magna by the Company in May 1996. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of Alvin Murstein and the son-in-law of Mr. Rudnick, and is the third generation of his family to be active in the taxicab industry.

                 CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

  Alvin Murstein is 65 years old and has been Chairman of the Board of Directors of the Company since its founding and Chief Executive Officer of the Company since February 1996. Mr. Murstein has also been Chairman of the Board of Directors and Chief Executive Officer of Medallion Funding Corp. ("MFC"), a wholly owned subsidiary of the Company, since its founding in 1979 and of Medallion Media, Inc. ("Media"), a wholly owned subsidiary of the Company, since its founding in 1994. Mr. Murstein has been Chairman of the Board of Directors and Chief Executive Officer of Edwards Capital Corp. ("Edwards") and Transportation Capital Corp. ("TCC"), also wholly owned subsidiaries of the Company, since June 1996. Mr. Murstein served as Chairman of the Board of Directors and Chief Executive Officer of Tri-Magna Corporation ("Tri-Magna") from its founding in 1989 until its acquisition by the Company in May 1996. Mr. Murstein served as a director of the Strober Organization, Inc., from 1988 to 1997. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 40 years. Alvin Murstein is the father of Andrew Murstein.

  Benjamin Ward is 73 years old and has served as a director of the Company since February 1996. Mr. Ward served as a Director of Tri-Magna from 1992 until May 1996. Mr. Ward served as Police Commissioner of New York City from 1984 until 1989. Mr. Ward received a B.A. in sociology, magna cum laude, from Brooklyn College and a J.D. from Brooklyn Law School.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. KREITMAN AND RUDNICK.

                              PROPOSAL NUMBER TWO

                    RATIFICATION OF APPOINTMENT OF AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Arthur Andersen LLP, independent accountants for the Company. Arthur Andersen LLP will audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, perform audit-related services and act as consultants in connection with various accounting and financial reporting matters. Arthur Andersen LLP provided those services to the Company for the fiscal year ended December 31, 1999 and it is recommended that stockholders vote for ratification of such appointment.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                           OTHER MATTERS OF BUSINESS

  The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this Proxy Statement. In the event that any other business requiring the vote of stockholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

Board and Committee Meetings

  The Company has a standing Audit Committee of the Board of Directors, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met four times during fiscal 1999 to review (i) the effectiveness of the public accountants during the fiscal 1999 audit, (ii) the adequacy of the fiscal 1999 financial statement disclosures, (iii) the Company's internal control policies and procedures, and (iv) the selection of the Company's independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Rudnick and Ward.

  The Company also has a standing Compensation Committee of the Board of Directors, whose members made recommendations concerning compensation of the directors and executive officers of the Company including (i) all incentive or stock option plans or arrangements established by the Company for officers and employees, including the grant of stock options to employees, (ii) adoption and amendment of all employee stock option and other employee benefit plans and (iii) arrangements and the engagement of, terms of any employment agreements and arrangements with, and termination of, all officers of the Company. The members of the Compensation Committee are Messrs. Kreitman, Alvin Murstein* and Ward. See "Report of the Board of Directors as to Compensation Matters."

  The Board of Directors does not have a standing nominating committee. The Board of Directors held four formal and two telephonic meetings during fiscal 1999. Each director attended at least 85% of the meetings of the Board of Directors and all committees of the Board on which he served.

--------
* Mr. Alvin Murstein is an "interested person" as such term is defined in
  Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

Directors' Compensation

  The eligible members of the Company's Board of Directors receive (i) $10,000 as a retainer for each year they serve, (ii) $2,000 for the first board meeting held per quarter and $1,000 for any additional board meetings held in such quarter, (iii) $250 for each telephonic meeting of the board, (iv) $1,000 for the first committee meeting held per quarter and for any committee meetings held on a date when there is not also a board meeting and (v) $500 for all other committee meetings and for each telephonic meeting in which they participate and they are reimbursed for expenses relating thereto. Eligible Directors are entitled to participate in the Company's 1996 Non-employee Stock Option Plan. The directors receive no other compensation for their services to the Company.

  Employee directors of the Company are eligible to participate in the Company's 401(k) Investment Plan. More information concerning the Company's 401(k) Investment Plan can be found under "Report of the Board of Directors as to Compensation Matters." The Company does not provide any other pension or retirement plan with respect to its directors or employees.

  Information with respect to the aggregate compensation paid to directors of the Company, including options to purchase shares of the Company's Common Stock under the Director Plan, appears under "Compensation of Directors and Executive Officers."

Certain Relationships

  Mario M. Cuomo is a director of the Company and a partner in the law firm of Willkie Farr & Gallagher, which serves as counsel to the Company in connection with various legal matters.

Compensation of Directors and Executive Officers

  Summary Compensation Table. The table below sets forth certain compensation information for the Company's (i) Chief Executive Officer, (ii) directors and
(iii) each of the Company's four most highly compensated executive officers other than the Company's Chief Executive Officer, for the fiscal year ended December 31, 1999 (the "Period") (collectively, the "Compensated Persons").

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                                                Compensation
                            Compensation for the Period            Awards
                         ---------------------------------- ---------------------
   Name and Principal                        Other Period   Securities Underlying
        Position         Salary($) Bonus($) Compensation(1)      Options(#)
   ------------------    --------- -------- --------------- ---------------------
Alvin Murstein .........  300,000   50,000       3,166             125,000
 Chairman and Chief
  Executive Officer
Andrew Murstein.........  271,875  100,000         N/A             125,000
 President
Allen S. Greene(2)......  265,625  100,000       3,200              10,000
 Chief Operating Officer
Michael J. Kowalsky.....  172,000  100,000       3,200              25,000
 Executive Vice
  President
Daniel F. Baker.........  167,500   25,000       2,500                 N/A
 Treasurer and Chief
  Financial Officer

                                                                 Long-Term
                                                              Compensation(3)
                                                           ---------------------
                                                           Securities Underlying
                                          Director Fees($)      Options(#)
                                          ---------------- ---------------------
      Mario M. Cuomo, Director...........      23,000                  0
      Stanley Kreitman, Director.........      41,750                  0
      David L. Rudnick, Director.........      40,750                  0
      Benjamin Ward, Director............      40,250              9,000
      Frederick S. Hammer, Director......      31,000                  0

--------
(1) Amounts received pursuant to the matching program under the Company's 401(k) Plan.
(2) As of December 31, 1999, Mr. Greene was no longer employed by the Company.
(3) Options granted under the Non-employee Director Plan.

  The following table sets forth certain information regarding options granted during the Period by the Company to the following Named Executive Officers:

                                 Option Grants

                                                                              Potential Realizable
                                                                                Value at Assumed
                         Number of                                            Annual Rates of Stock
                         Securities  Percent of                                Price Appreciation
                         Underlying Total Options Exercise or Base             for Option Term(2)
                          Options    Granted to        Price       Expiration ---------------------
          Name           Granted(#)   Employees     ($/share)(1)      Date      5%($)      10%($)
          ----           ---------- ------------- ---------------- ---------- ---------- ----------
Alvin Murstein..........  125,000       31.42%         17.25       05/06/2009  1,356,054  3,436,507
Andrew Murstein.........  125,000       31.42%         17.25       05/06/2009  1,356,054  3,436,507
Allen S. Greene.........   10,000        2.51%         17.25       05/06/2009    108,484    274,921
Michael J. Kowalsky.....   25,000        6.28%         18.75       12/16/2009    294,794    747,067
Daniel F. Baker.........      N/A         N/A            N/A              N/A        N/A        N/A

--------
(1) The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Company's Board of Directors.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

  The following table sets forth certain information concerning exercisable and unexercisable stock options held by the following Named Executive Officers in the Period:

                 Aggregated Option Exercises In the Period and
                            Year-End Option Values

                                                    Number of Securities
                                                         Underlying           Value of Unexercised
                                                   Unexercised Options at    In-The-Money Options at
                                                          Year-End                  Year-End
                                                  ------------------------- -------------------------
                                          Value
                         Shares Acquired Realized
                         On Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
                         --------------- -------- ----------- ------------- ----------- -------------
Alvin Murstein..........       N/A         N/A        5,000      145,000            0       85,938(1)
Andrew M. Murstein......       N/A         N/A        5,000      145,000            0       85,938(1)
Allen S. Greene.........       N/A         N/A      160,000            0      111,563            0(2)
Michael J. Kowalsky.....       N/A         N/A       45,456       25,000      315,351            0(3)
Daniel F. Baker.........       N/A         N/A       20,772       27,274      144,106      189,213(4)

--------
(1) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1999 as reported by the NASDAQ National Market ($17.9375) and the option exercise price ($29.25) with respect to 25,000 options (5000 of which are exercisable at year end) and the option exercise price ($17.25) with respect to 125,000 options (none of which are exercisable).

(2) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1999 as reported by the NASDAQ National Market ($17.9375) and the option exercise price ($13.75) with respect to 25,000 options (all of which are exercisable at year end) and the option exercise price ($17.25) with respect to 10,000 options (all of which are exercisable at the year end) and the option exercise price ($19.50) with respect to 125,000 options (all of which are exercisable at year end).

(3) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1999 as reported by the NASDAQ National Market ($17.9375) and the option exercise price ($11.00) with respect to 45,456 options (all of which are exercisable at year end) and the option exercise price ($18.75) with respect to 25,000 options (none of which are exercisable at year end).
(4) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1999 as reported by the NASDAQ National Market ($17.9375) and the option exercise price ($11.00) with respect to 48,046 options (20,772 of which are exercisable at year end).

Employment Agreements

  In May 1996, Alvin Murstein and Andrew M. Murstein entered into employment agreements with the Company, which were subsequently amended in May 1998. The agreements automatically renew annually for a five-year term unless either party terminates the agreement. The agreements contain non-competition covenants in favor of the Company. Michael J. Kowalsky entered into an employment agreement with the Company which became effective in May 1996.

Report of the Board of Directors as to Compensation Matters

  The Board of Directors of the Company has delegated the authority to establish compensation policies with respect to the Company's executive officers to the Compensation Committee of the Company's Board of Directors and the Company anticipates that this program will be administered by the Compensation Committee in the near future.

  The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. The Board of Directors or the Compensation Committee, as appropriate, will make decisions each year regarding executive compensation, including annual base salaries and bonus awards, and a special subcommittee of the Compensation Committee, consisting of non-interested directors Messrs. Kreitman and Ward, will make decisions each year regarding stock option grants. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. This report is submitted by the full Board of Directors and addresses the compensation policies for fiscal 1999 as they affected Alvin Murstein, in his capacity as the Chief Executive Officer of the Company, as well as each of the Company's other officers.

Compensation Philosophy

  The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

  In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

Executive Compensation Program

  Annual compensation for the Company's executives consists of three principal elements: base salary, cash bonus and stock options.

Base Salary and Cash Bonus

  In setting the annual base salaries for the Company's executives, the Board of Directors reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are specialty finance companies. The Company also regularly compares the salary levels of its executive officers with other leading companies.

  Increases in annual base salary are based on a review and evaluation of the performance of the activity for which the executive has responsibility, the impact of that activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

  Cash bonuses are tied directly to the Company's financial performance and the contribution of the executive to such performance.

Equity Ownership

  Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock. The purposes of the Company's stock ownership program are to (i) highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to the Company's growth and development.

  The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer term success. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. The Company also makes annual grants of options which vest in one year.

  Except for executives with substantial holdings of the Company's stock, the number of shares of Common Stock subject to option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company is required under the 1940 Act to equal not less than 100% of the fair market value per share on the date of grant. Prior to determining the 1998 option grants to the Company's executives, the Board of Directors considered the equity compensation policies of competitors and other companies, both privately held and publicly traded, with comparable capitalizations. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Board of Directors.

401(k) Plan

  Since 1996, the Company has been a participating employer in the Medallion Funding Corp. 401(k) Investment Plan (the "401(k) Plan") which covers all full and part-time employees of the Company who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Plan, an employee may elect to defer not less than 1.0% and no more than 15.0% of the total annual compensation that would otherwise be paid to the employee, provided, however, that employees' contributions may not exceed certain maximum amounts determined under Section 402(g) of the Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. On September 1, 1998, the Company elected to match employee contributions to the 401(k) Plan in an amount per employee up to one-third of such employee's contribution but in no event greater than 2.0% of the portion of such employee's annual salary eligible for 401(k) Plan benefits.

Alvin Murstein's 1999 Compensation

  The Board of Directors has set Alvin Murstein's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Alvin Murstein, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to the Company's other senior executives.

             COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options grants to executive officers in a manner that complies with these performance-based requirements.

                              BOARD OF DIRECTORS

                                Alvin Murstein
                              Andrew M. Murstein
                                Mario M. Cuomo
                              Frederick S. Hammer
                               Stanley Kreitman
                               David L. Rudnick
                                 Benjamin Ward

        COMPENSATION COMMITTEE AND INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. Alvin Murstein, Kreitman and Ward. Mr. Alvin Murstein, Chairman and Chief Executive Officer of the Company, is a member of the Compensation Committee and is an "interested person" as such term is defined in Section 2(a)(19) of the 1940 Act.

                            STOCK PERFORMANCE GRAPH

  The Commission requires the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return (a) of a broad equity market index and (b) of a published industry index on peer group. The following graph commences as of May 23, 1996, the date of the Company's initial public offering, and compares the Company's Common Stock with the cumulative total return for the Nasdaq (U.S.) Index and the Nasdaq Financial Index. Furthermore, the following graph assumes the investment of $100 on May 23, 1996 in each of the Company's Common Stock, the stocks comprising the Nasdaq (U.S.) Index and the Nasdaq Financial Index and assumes dividends are reinvested.

                            CUMULATIVE TOTAL RETURN
        Medallion Financial Corp    Nasdaq (US) Index     Nasdaq Financial Index
May/96         100                      100                     100
Jun/96         113.64                    95.07                  100.19
Sep/96         131.82                    98.44                  108.58
Dec/96         142.71                   103.28                  120.62
Mar/97         169.62                    97.68                  125.84
Jun/97         181.19                   115.58                  146.79
Sep/97         208.48                   135.13                  170.99
Dec/97         216                      126.71                  184.27
Mar/98         266.31                   148.25                  195.27
Jun/98         272.79                   152.55                  190.27
Sep/98         158.67                   138.1                   158.08
Dec/98         150.56                   178.12                  178.29
Mar/99         158.42                   200.16                  176.47
Jun/99         203.67                   219.02                  197.8
Sep/99         219.85                   224.33                  171.65
Dec/99         203.57                   330.51                  177.4

                               OTHER INFORMATION

  All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, the NASDAQ National Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to such persons were timely satisfied.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than January 3, 2001 for inclusion in the proxy statement for that meeting. Such proposals must also meet the requirements of Rule 14a-8 of the Commission relating to stockholder's proposals. A stockholder proposal outside the processes of Rule 14a-8 will be considered untimely if received by the Company after March 15, 2001.

                                          By Order of the Board of Directors,
                                          /s/ Marie Russo
                                          Marie Russo,
                                          Secretary

April 28, 2000


 THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                           MEDALLION FINANCIAL CORP.

  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD
   BE RETURNED AS SOON AS POSSIBLE TO AMERICAN STOCK TRANSFER & COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005

   The undersigned having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Alvin Murstein and Andrew Murstein, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) and for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of MEDALLION FINANCIAL CORP. (the "Company") to be held at the Cornell Club, 6 East 44th Street, New York New York on Thursday, June 15, 2000 at 10:00 a.m., Eastern Standard Time, and any adjourned session thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

           \|/  Please Detach and Mail in the Envelope Provided  \|/
--------------------------------------------------------------------------------

A [x] Please mark your
      votes as in this
      example.

This proxy will be voted FOR the following proposals unless otherwise indicated.

                FOR All
          Nominees (except as   AGAINST all
           indicated below)      nominees                                                                      FOR AGAINST ABSTAIN
1.  To elect the                             Nominees:  Stanley Kreitman   2.  To ratify and approve the       [ ]   [ ]     [ ]
    following    [  ]             [  ]                  David L. Rudnick       selection by the Board of
    Directors                                                                  Directors of Arthur Andersen LLP
    (except as marked below).                                                  as independent public accountants
                                                                               for the current fiscal year ending
                                                                               December 31, 2000.

(Instruction: To vote against an individual                                3.  To transact such other business as may properly come
nominee, while the name of such nominee(s) in                                  before the meeting of any adjournment thereof.
the space provided below)

---------------------------------------------

                                                                               ------------------ MARK HERE [  ]  MARK HERE IF  [  ]
                                                                               ------------------ FOR ADDRESS     YOU PLAN TO
                                                                               ------------------ CHANGE AND      ATTEND THE
                                                                                                  NOTE AT LEFT    MEETING


                                            Dated:        , 2000                                           Dated:        , 2000
------------------------------------------         ------           --------------------------------------       --------
                                                                          SIGNATURE IF HELD JOINTLY

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT
      OWNERS BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.